Exhibit 99.26(8)(g)

AMENDMENT TO PARTICIPATION AGREEMENT

Among

VARIABLE INSURANCE PRODUCTS FUND II,

FIDELITY DISTRIBUTORS CORPORATION

And

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 20th day of March, 2008 (hereinafter the “Effective Date”) by and among Southern Farm Bureau Life Insurance Company (hereinafter the “Company”), a Mississippi insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A to the Participation Agreement as amended by the First Amendment, and Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the commonwealth of Massachusetts (hereinafter the “Fund”), and Fidelity Distributors Corporation (hereinafter the “Underwriter”), a Massachusetts corporation.

WHEREAS, the Company, the Fund and the Underwriter entered into a Participation Agreement dated July 30, 1999 (herein the “Participation Agreement”), to facilitate the purchase by the Company, on behalf of certain segregated asset accounts of the Company, shares in certain portfolios of securities managed by the Fund;

WHEREAS, the Company, the Fund and the Underwriter entered into an Amendment to Participation Agreement dated September 18, 2001 (herein the “First Amendment”), to amend certain provisions of the Participation Agreement;

WHEREAS, the Company, the Fund and the Underwriter entered into an Amendment to Participation Agreement dated March 10, 2006, to further amend certain provisions of the Participation Agreement; and

WHEREAS, the Company, the Fund and the Underwriter desire to further amend certain provisions of the Participation Agreement;

NOW THEREFORE, for and in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company, the Fund and the Underwriter hereby agree as follows:

1.     Schedule C to the Participation Agreement is hereby amended by substituting in its place and stead Schedule C attached hereto and made a part hereof.

2.     Except as hereinabove expressly modified or amended, all of the terms and conditions contained in the Participation Agreement, as previously amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the Effective Date.

SOUTHERN FARM BUREAU LIFE
INSURANCE COMPANY

By:	/s/ Joseph A. Purvis
Name: Joseph A. Purvis
Title: Senior Vice President, General Counsel and Secretary

VARIABLE INSURANCE PRODUCTS FUND II

By:	/s/ Kimberly Monasterio
Name: Kimberly Monasterio
Title: Treasurer and Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Bill Loehning
Name: Bill Loehning
Title: Executive Vice President

2

SCHEDULE C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

T. Rowe Price Equity Series, Inc.

T. Rowe Price Fixed Income Series, Inc.

Franklin Templeton Variable Insurance Products Trust

Participation Agreement Amend Sch C  2008

3

AMENDMENT TO PARTICIPATION AGREEMENTS

Among

VARIABLE INSURANCE PRODUCTS FUND,

VARIABLE INSURANCE PRODUCTS FUND II,

FIDELITY DISTRIBUTORS CORPORATION,

VARIABLE INSURANCE PRODUCTS FUND V

And

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 21st day of March, 2008 (hereinafter the “Effective Date”) by and among Southern Farm Bureau Life Insurance Company (hereinafter the “Company”), a Mississippi insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A to the Participation Agreements, as previously amended, Variable Insurance Products Fund, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter “Fund”), Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter “Fund II”), Variable Insurance Products Fund V, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter “Fund V”), and Fidelity Distributors Corporation (hereinafter the “Underwriter”), a Massachusetts corporation.

WHEREAS, the Company, Fund, and the Underwriter entered into a Participation Agreement dated July 30, 1999 (herein the “Fund Participation Agreement”), to facilitate the purchase by the Company, on behalf of certain segregated asset accounts of the Company, shares in certain Portfolios of  Fund;

WHEREAS, the Company, Fund II and the Underwriter entered into a Participation Agreement dated July 30, 1999 (herein the “Fund II Participation Agreement”), to facilitate the purchase by the Company, on behalf of certain segregated asset accounts of the Company, shares in certain Portfolios of  Fund II;

WHEREAS, the Fund Participation Agreement and the Fund II Participation Agreement are herein referred to collectively as the “Participation Agreements”;

WHEREAS, the Company, Fund, Fund II and the Underwriter entered into Amendments to the Participation Agreements dated September 18, 2001, to amend certain provisions of the Participation Agreements;

WHEREAS, the Company, Fund, Fund II and the Underwriter entered into Amendments to the Participation Agreements dated March 10, 2006, to further amend certain provisions of the Participation Agreements;

WHEREAS, the Company, Fund, Fund II and the Underwriter entered into Amendments to the Participation Agreements dated March 20, 2008, to further amend certain provisions of the Participation Agreements;

WHEREAS, effective June 30, 2007, Fund and Fund II transferred certain Portfolios identified on Exhibit A to this Amendment (hereinafter the “Affected Portfolios”) from Fund and Fund II to Fund V for administrative purposes;

WHEREAS, while the Company presently does not purchase for its segregated asset accounts shares of the Affected Portfolios, the Company acknowledges its desire to have the ability to do so;

WHEREAS, Fund, Fund II, the Underwriter and Fund V desire to make Fund V a party to the Participation Agreements, as previously amended, to facilitate the purchase of shares of Portfolios comprising Fund V, including, but not limited to, the Affected Portfolios, by the Company for its segregated asset accounts;

WHEREAS, the Company has consented to Fund V being made a party to the Participation Agreements, as previously amended, to facilitate the purchase of shares of the Portfolios comprising Fund V, including, but not limited to, the Affected Portfolios, by the Company for its segregated asset accounts; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Participation Agreements, as previously amended.

NOW THEREFORE, for and in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company, Fund, Fund II, the Underwriter and Fund V hereby agree as follows:

1.             From and after the Effective Date, reference in the Fund Participation Agreement, as previously amended, to “Fund” shall be to both Fund and Fund V.

2.             From and after the Effective Date, reference in the Fund II Participation Agreement, as previously amended, to “Fund” shall be to both Fund II and Fund V.

3.             From and after the Effective Date, Fund V shall be a party to the Participation Agreements, as previously amended; and Fund V hereby agrees that it shall be bound by and subject to all of the terms, conditions and obligations of the Participation Agreements, as previously amended, as fully as if it had originally been a party to the Participation Agreements.

4.             From and after the Effective Date, the Fund Participation Agreement, as previously amended, and as further amended herein, shall create and serve as: (a) a separate participation agreement between the Company, the Underwriter and Fund;

and (b) a separate participation agreement between the Company, the Underwriter and Fund V; as though the Company and the Underwriter had executed separate, identical forms of participation agreements with Fund and with Fund V.

5.             From and after the Effective Date, the Fund II Participation Agreement, as previously amended, and as further amended herein, shall create and serve as: (a) a separate participation agreement between the Company, the Underwriter and Fund II; and (b) a separate participation agreement between the Company, the Underwriter and Fund V; as though the Company and the Underwriter had executed separate, identical forms of participation agreements with Fund II and with Fund V.

6.             Except as hereinabove expressly modified or amended, all of the terms and conditions contained in the Participation Agreements, as previously amended, are hereby ratified and affirmed and shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the Effective Date.

SOUTHERN FARM BUREAU LIFE
INSURANCE COMPANY

By:	/s/ Joseph A. Purvis
Name: Joseph A. Purvis
Title: Senior Vice President, General Counsel and Secretary

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND V

By:	/s/ Kimberly Monasterio
Name: Kimberly Monasterio
Title: Treasurer and Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Bill Loehning
Name: Bill Loehning
Title: Executive Vice President

EXHIBIT A

AMENDMENT TO

PARTICIPATION AGREEMENTS

AFFECTED PORTFOLIOS (transferred (from Fund and Fund II to Fund V)	FUND V PORTFOLIOS (including the Affected Portfolios)

Variable Insurance Products Fund	Variable Insurance Products Fund V

Money Market Portfolio	Money Market Portfolio

Variable Insurance Products Fund II

Asset Manager Portfolio	Asset Manager Portfolio
Asset Manager: Growth Portfolio	Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio	Investment Grade Bond Portfolio

Freedom Income Portfolio
Freedom 2005 Portfolio
Freedom 2010 Portfolio
Freedom 2015 Portfolio
Freedom 2020 Portfolio
Freedom 2025 Portfolio
Freedom 2030 Portfolio
FundsManager 20% Portfolio
FundsManager 50% Portfolio
FundsManager 70% Portfolio
FundsManager 85% Portfolio
Strategic Income Portfolio